Exhibit 3.1
CERTIFICATE OF FORMATION
OF
ZMZ ACQUISITIONS LLC
1.	The name of the limited liability company is ZMZ Acquisitions LLC.

2.	The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.	This Certificate of Formation shall be effective upon filing.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of ZMZ Acquisitions LLC this 13th day of April 2010.

ZMZ Acquisitions LLC
By:	/s/ Cheri L. Peper
Cheri L. Peper, Authorized Person

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
1.	The name of the limited liability company is ZMZ Acquisitions LLC.

2.	The Certificate of Formation of the limited liability company is hereby amended to change the name of the limited liability company as follows:

FROM: ZMZ Acquisitions LLC

TO: Apache Deepwater LLC

3.	This Certificate of Amendment shall be effective on upon filing.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of ZMZ Acquisitions LLC this 1st day of September 2010.

ZMZ Acquisitions LLC
By:	/s/ Cheri L. Peper
Cheri L. Peper, Corporate Secretary